                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                     INFORMATION REQUIRED IN PROXY STATEMENT

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

[_] Preliminary Proxy Statement                 [_] Confidential, for Use of the
                        Commission Only (as permitted by
                                Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

                    [_] Soliciting Material under Rule 14a-12

                              Max Development, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


                Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                              MAX DEVELOPMENT, INC.

January 2, 2001

Dear Shareholder:

We invite you to attend a special meeting of shareholders of Max Development, Inc. to be held on Tuesday, January 22, 2002, at 10:00 A.M., local time, at our offices located at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850.

At the meeting you will be asked to consider and vote on two amendments to our Certificate of Incorporation to change our corporate name to Image World Media, Inc. and to increase the number of authorized shares of our common stock, par value $0.001 per share, from 10,000,000 to 75,000,000 shares. Each of these proposals is described in detail in the accompanying notice of special meeting of shareholders and proxy statement.

Your vote is very important to us. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage postage-paid envelope prior to the meeting, so that your shares will be represented at the meeting. Returning the proxy does not deprive of your right to attend the meeting and to vote your shares in person.

Thank you for your prompt response to this notice.

Sincerely,

/s/ Mark Elenowitz

Mark Elenowitz,
President

                    Notice of Special Meeting of Shareholders

To the Shareholders of Max Development, Inc.:

Notice is hereby given that a special meeting of shareholders of Max Development, Inc. will be held at our offices located at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850, on January 22, 2002, at 10:00 A.M. local time. At the meeting you will be asked to consider and vote upon the following matters:

(1) to approve an amendment to the Certificate of Incorporation of the Company to change our corporate name to "Image World Media, Inc."

(2) to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 10,000,000 to 75,000,000.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on December 20, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Mark Elenowitz

Mark Elenowitz,
President

Rockville, Maryland
January 2, 2002

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.


                              Max Development, Inc

                        15245 Shady Grove Road, Suite 400

                            Rockville, Maryland 20850

                                  301-947-8010


                               ----------------

                                PROXY STATEMENT

                               ----------------

                                January 2, 2002

The accompanying proxy is solicited on behalf of the board of directors of Max Development, Inc., a Colorado corporation ("Max Development"), for use at a special meeting of Shareholders to be held at our offices located at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850, on January 22, 2002, at 10:00 A.M. local time. This proxy statement and the accompanying form of proxy were first mailed to Shareholders on or about January 2, 2002.

Record Date; Quorum

Only holders of record of our common stock at the close of business on December 20, 2001 (the "Record Date") will be entitled to vote at the meeting. The presence at the meeting (in person or by proxy) of a majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. At the close of business on the Record Date, we had 9,351,850 shares of common stock and 293,083 shares of Series A preferred stock outstanding and entitled to vote.

Voting Rights; Required Vote

Holders of our common stock are entitled to one vote for each share held as of the Record Date. Holders of our Series A preferred stock are entitled to 50 votes per share held as of the record date. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non- votes on each proposal.

Approval of each of proposals 1 and 2 requires the affirmative vote of a majority of all outstanding shares of voting stock entitled to vote at the meeting. Abstentions and broker non-votes will be counted towards a quorum and have the same effect as negative votes with regard to these proposals. Neither proposal is conditional upon the approval of the other proposal by the Shareholders.

Voting of Proxies

The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" each proposal.

In the event that sufficient votes in favor of a proposal are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we and our agents may also solicit proxies by mail, telephone, telegraph or in person, and we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the meeting prior to the vote, or by attendance at the meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares at the meeting. Any written notice of revocation or subsequent proxy should be mailed to Max Development, Inc., 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the meeting.

                                 PROPOSAL NO. 1

AMENDMENT TO CHANGE OUR CORPORATE NAME TO IMAGE WORLD MEDIA, INC. ("NAME CHANGE AMENDMENT")

Our Board of Directors has approved and recommends that our shareholders approve a proposal to change our corporate name from "Max Development, Inc." to "Image World Media, Inc."

Reasons for the Name Change

Our Board of Directors has determined that it is in the best interests of Max Development to change our name to Image World Media, Inc. On November 16, 2001, we acquired Image World Media, Inc. ("Image"), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms such as television, film and Internet. As a result of the acquisition of Image, the operations of Image constitute substantially all of our overall operations. Our Board of Directors believes that in order to properly brand us and to better reflect our media-based daily operations, our name should be changed to Image World Media, Inc. If the name is not changed, we believe that it will be difficult to effectively market our products and grow our core business, which is not in the best interest of our shareholders.

Effects of the Name Change

If the proposed amendment is adopted Article First of our Certificate of Incorporation would be amended to read as follows:

         "FIRST: The name of the Corporation is Image World Media, Inc."

In addition, all other references to our corporate name in our Certificate of Incorporation would be changed to "Image World Media, Inc." The approval of the Name Change Amendment will not affect in any way the validity of currently outstanding shares. Should the proposal be approved, we will take action to change the stock trading symbol for our Common Stock. Stock certificates representing Common Stock issued prior to the effective date of the change in the corporate name to "Image World Media, Inc." will continue to represent the same number of shares, remain authentic, and will not be required to be returned to us or to our transfer agent for reissuance. New stock certificates issued upon transfer of shares of Common Stock after the Name Change will bear the name "Image World Media, Inc.", and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by shareholders after the corporate name is changed.

Recommendation and Required Vote

The affirmative vote of a majority of all outstanding shares of common stock and Series A preferred stock entitled to vote at the meeting is required to approve the proposed amendment to our certificate of incorporation to effect a change of our corporate name.

The board of directors unanimously recommends that Shareholders vote FOR approval of the proposed amendment to our certificate of incorporation.



                                 PROPOSAL NO. 2

AMENDMENT TO INCREASE AUTHORIZED SHARES TO 50 MILLION SHARES

Overview

We are presently authorized to issue 10,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As a result of our recent acquisition of Image World Media, Inc., in which the Company issued 8,190,850 shares of common stock and 293,083 shares of Series A Preferred Stock, we have outstanding 9,351,850 shares of common stock and 293,083 shares of Series A Preferred Stock, resulting in less than 650,000 shares of authorized but unissued shares of common stock.

Reasons for Increase in Authorized Shares

From time to time we may consider acquisitions or other transactions that may require the issuance of shares of our common stock. We presently have not entered into any definitive agreement for any such acquisition. Acquisitions made, if any, would be expected to be made through a negotiated purchase price which may consist of stock, cash or a combination of both The issuance of additional shares of common stock would have a dilutive effect on the equity interests of our current shareholders. However, our Board of Directors believes that the increase in the number of authorized shares of common stock is in our best interest and the best interest of our shareholders since the additional shares will provide us with the flexibility of having a significant amount of equity securities available to effect potential acquisitions. These acquisitions, if effected, would be expected to result in increased revenues and asset value, which, in turn, will enhance shareholder value.

In addition, the Board believes that the increase in the authorized but unissued common stock will enable us to secure alternative sources of financing through the possible private and/or public sale of our securities. This anticipated flexibility in financing options will provide us with the ability to seek potential acquisitions and to make expenditures such as marketing, advertising and general working capital as may be necessary in the future.

Effects of Increase in Authorized Shares

To the extent that additional shares are issued, existing Shareholders will suffer dilution of their proportionate interest in Max Development. There is no assurance that the additional authorized shares will be issued under circumstances that result in increased shareholder value for existing shareholders. In addition, the excess shares could be issued in a transaction that results in a change of control of the Company or a fundamental change in the type of business in which we are involved.

Recommendation and Required Vote

The affirmative vote of a majority of all outstanding shares of common stock and Series A preferred stock entitled to vote at the meeting is required to approve the proposed amendment to our certificate of incorporation to increase our authorized common stock.

The board of directors unanimously recommends that Shareholders vote FOR approval of the proposed amendment to our certificate of incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 20, 2001, with respect to the beneficial ownership of our Common Stock by (i) all directors of the Company (ii) each executive officer of the Company named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

---------------------------------------- ------------------------------- --------------------
Name and Address                         Amount of Voting Shares         Percent of Class
                                         Beneficially Owned (1)
---------------------------------------- ------------------------------- --------------------
Danny L. McGill                          9,900,680 (2)                   41.24%
43A Tanjong Pagar Road
Singapore 088464
---------------------------------------- ------------------------------- --------------------
Mark H. Elenowitz                        1,213,608 (3) (4) (5) (6)       5.06%
15245 Shady Grove Rd
Suite 400
Rockville, MD 20850
---------------------------------------- ------------------------------- --------------------
Allison Creely                           562,608 (7) (8)                 2.34%
4171 Hollywood Blvd
Hollywood, FL 33021
---------------------------------------- ------------------------------- --------------------
Philip Robert Braden                     1,000,000 (9)                   4.17%
12942 Polvera Court
San Diego, CA 92128
---------------------------------------- ------------------------------- --------------------
Kamal Sidhu                              2,402,920 (10)                  10.01%
43A Tanjong Pagar Road
Singapore 088464
---------------------------------------- ------------------------------- --------------------
Jeffery Lim                              1,040,520 (11)                  4.33%
43A Tanjong Pagar Road
Singapore 088464
---------------------------------------- ------------------------------- --------------------
Dr. Chirinjeev Kathuria                  1,200,000 (12) (13)             5.00%
39 South LaSalle Street
Suite 600
Chicago, IL 60603
---------------------------------------- ------------------------------- --------------------
Riz Khan                                 (14)
3813 Tynemoore Walk
Smyrna, GA 30080
---------------------------------------- ------------------------------- --------------------
Louis Taubman                            411,275 (15) (16)               1.71%
39 Broadway, Suite 2250
New York, NY 10006
---------------------------------------- ------------------------------- --------------------
Michael Boswell                          562,608 (17) (18)               2.34%
15245 Shady Grove Road
Suite 400
Rockville, MD 20850
---------------------------------------- ------------------------------- --------------------
Officers and Directors as a Group        18,294,219                      76.20%
---------------------------------------- ------------------------------- --------------------

(1) The issued and outstanding voting stock is an aggregate of common stock and Series A preferred stock that is convertible to common stock at a fifty to one ratio and has been presented herein on an as converted basis.
(2) Mr. McGill will has options to purchase 500,000 shares of Max Development's Common Stock, of which none have vested.
(3) Elenowitz, the President and a Director of Image World Media, Inc., does not directly own any shares of Max Development, Inc. However, Mr. Elenowitz is a one hundred (100%) percent shareholder of MHE, Inc., which will own 1,200,000 voting shares of MAX Development.
(4) Mr. Elenowitz is a fifteen (15%) percent shareholder of Tripoint, Inc., which owns 90,720 voting shares (0.38%) of Max Development. Therefore, Mr. Elenowitz beneficially owns 1,213,608 voting shares (5.06%) of Max Development.
(5) Mr. Elenowitz has options to purchase 420,000 shares of Max Development's Common Stock, of which none have vested.
(6) Mr. Elenowitz is a thirty (30%) percent shareholder of IC Capital, LLC. IC Capital, LLC will has the options to purchase 60,000 shares of Max Development's Common Stock, of which 24,000 will have vested.
(7) Ms. Creely owns 549,000 shares of the Company's common stock and is a fifteen (15%) percent shareholder of Tripoint, Inc., which owns 90,720 preferred shares (0.38%) of Max Development. Therefore, Ms. Creely beneficially owns 562,608 voting shares (2.34%) of Max Development.
(8) Ms. Creely has options to purchase 160,000 shares of Max Development's Common Stock, of which none have vested.
(9) Mr. Braden has options to purchase 300,000 shares of Max Development's Common Stock, of which none have vested.
(10) Ms. Sidhu has options to purchase 500,000 shares of Max Development's Common Stock, of which none have vested.
(11) Mr. Lim has options to purchase 10,000 shares of Max Development's Common Stock, of which none have vested.
(12) Dr. Chirinjeev Kathuria, a Director of Image World Media, Inc., will not directly own any shares of Max Development, Inc. However, Dr. Kathuria and his affiliated companies are a forty-eight (48%) percent shareholder of Global Entertainment Holdings, which owns an aggregate of 2,500,000 voting shares (10.41%) of Max Development. Therefore, Dr. Kathuria beneficially owns 1,200,000 preferred shares (5.00%) of Max Development.
(13) Dr. Kathuria, a Director of Image World Media, Inc., will have options to purchase 2,500,000 shares of Max Development's Common Stock, of which none have vested.
(14) Mr. Khan has options to purchase 500,000 shares of Max Development's Common Stock, of which 41,667 have vested and 27,778 will vest in next 60 days.
(15) Mr. Taubman is a thirty three and one third (33.33%) shareholder of KT Ventures, LLC, which owns 200,000 voting shares (0.83%) of Max Development, Inc., and a fifteen (15%) percent shareholder of Tripoint, Inc., which owns 90,720 voting shares (0.38%) of Max Development. Therefore, Mr. Taubman beneficially owns 411,275 voting shares (1.71%) of Max Development.
(16) Mr. Taubman has options to purchase 100,000 shares of Max Development's Common Stock, of which none have vested.
(17) Mr. Boswell, an officer of Image World Media, Inc., will not directly own any shares of Max Development, Inc. However, Mr. Boswell and his wife jointly own Invision, LLC, which owns 549,000 voting shares (2.29%) of Max Development, and a fifteen (15%) percent shareholder of Tripoint, Inc., which will own 90,720 preferred shares (0.38%) of Max Development. Therefore, Mr. Boswell beneficially owns 562,608 voting shares (2.34%) of Max Development.
(18) Mr. Boswell has options to purchase 160,000 shares of Max Development's Common Stock, of which none have vested.

DEADLINES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in our proxy statement and form of proxy relating to our annual meeting of Shareholders to be held in 2002 must be received by February 15, 2002. Shareholders wishing to bring a proposal before the annual meeting for 2002 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices no later than March 15, 2002. In addition, shareholders must comply with the procedural requirements in our bylaws, a copy of which is on file with the Securities and Exchange Commission, or may be obtained by writing to us.

                                 OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

By Order of the Board of Directors

/s/ Mark Elenowitz

Mark Elenowitz,
President

Rockville, Maryland
January 2, 2002

                                   Appendix 1

PROXY                                                              CONFIDENTIAL,
                              MAX DEVELOPMENY, INC.                FOR USE OF
                           15245 Shady Grove Road, Suite 400       COMMISSION
                             Rockville, Maryland 20850             ONLY


              Special Meeting of Shareholders - January 22, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Elenowitz and Allison Creely, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of Max Development, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the special meeting of Shareholders of Max Development, Inc. to be held at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850, on January 22, 2002, at 10:00 A.M., local time, and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted for each proposal, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

See reverse side. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the                     Please mark     [X]
Board of Directors of Max Development, Inc. The Board        your votes as
of Directors unanimously recommends that you                 indicated in
vote "FOR" each of the proposals.                            this example.

                              CONFIDENTIAL, FOR USE
                               OF COMMISSION ONLY


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1.  Amendment of Certificate of Incorporation to change the name of the Company.

FOR    AGAINST    ABSTAIN
[_]      [_]         [_]

2. Amendment of Certificate of Incorporation to increase the authorized shares of common stock

FOR    AGAINST    ABSTAIN
[_]      [_]         [_]


Signature(s)                                             Date:            , 2002
-------------------------------------------------------        -----------

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.